AMENDED AND RESTATED OMNIBUS WAIVER AGREEMENT

 THIS AMENDED AND RESTATED OMNIBUS WAIVER AGREEMENT (this "Agreement") is executed as of the 21st day of March, 2023, between HB2 Origination, LLC, a Delaware limited liability company ("Borrower"), and Bank7, an Oklahoma banking corporation ("Lender").

RECITALS

A. Borrower and Lender are currently parties to that certain Omnibus Waiver Agreement dated March 10, 2023 ( "Existing Waiver Agreement").

B. Borrower and Lender have agreed to enter into this Agreement in order to amend and restate the Existing Waiver Agreement.

C. Borrower and Lender are currently parties to that certain First Amended and Restated Credit Agreement dated September 30, 2022 ("Loan Agreement"). Capitalized terms used in this Agreement and not otherwise defined have the meanings assigned to them in the Loan Agreement.

D. Borrower has requested that Lender waive certain provisions of the Loan Agreement to the extent set forth in this Agreement.

E. Lender has agreed to waive such provisions on the terms, and subject to the conditions, set forth in this Agreement.

AGREEMENT

 NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Waiver.  Lender hereby grants to Borrower a waiver of all covenants contained in Article VII of the Loan Agreement.

2. Expiration. For the avoidance of doubt, this Agreement shall terminate on July 1, 2023, and at that time, all Obligations shall be due and payable to Lender.

3. Future Advances. In consideration of Lender entering into this Agreement, Borrower acknowledges that it is not entitled to any additional Advances under the Loan Agreement.

4. Representations and Warranties.  Borrower represents and warrants to Lender as follows:

a. This Agreement is not being made or entered into with the actual intent to hinder, delay or defraud any entity or person.

b. No action or proceeding, including, without limitation, a voluntary or involuntary petition for bankruptcy, has been instituted by or against Borrower.

c. Borrower has full power and authority to enter into, execute, deliver, and perform this Agreement, and the foregoing does not violate any contractual or other obligation by which either of them is bound.  The execution, delivery and performance of this Agreement have been authorized by all requisite organizational action of Borrower.

d. This Agreement constitutes the valid and legally binding obligation of Borrower, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance and other laws affecting creditors' rights generally and to general equitable principles.

5. Miscellaneous.

a. Loan Agreement; Obligations.  This Agreement shall not be construed to amend or waive the Loan Agreement or any provision thereof or to extinguish the Obligations, except as specifically stated above. Nothing herein contained shall be construed as a substitution, novation, or repayment of the Obligations or any other obligation outstanding with respect to the Loan Agreement.

b. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to the principles of conflicts of law.

c. Headings.  All headings in this Agreement are for convenience only and shall not be used to interpret any term or provision of this Agreement.

d. Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one agreement.

6. Entire Agreement.  The following notice is given pursuant to Section 26.02(e) of the Texas Business and Commerce Code:

THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPERANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

BORROWER: HB2 ORIGINATION, LLC
By:	/s/ Craig Perry
Name:	Craig Perry
Title:	Chief Executive Officer

LENDER:

BANK7

By:/	s/ Cory Jenkins
Name:	Cory Jenkins
Title:	Vice President

[Signature Page to Amended and Restated Omnibus Waiver Agreement]